SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ABN AMRO Holding N.V.	ABN AMRO Capital Funding LLC VII	ABN AMRO Capital Funding Trust VII
(Exact Name of Registrant as Specified in its	(Exact Name of Registrant as Specified in its	(Exact Name of Registrant as Specified in its
Charter)	Charter)	Charter)

The Netherlands	Delaware	Delaware
(State or Other Jurisdiction of Incorporation or	(State or Other Jurisdiction of Incorporation or	(State or Other Jurisdiction of Incorporation or
Organization)	Organization)	Organization)

Not Applicable	81-064124	56-6616236
(IRS Employer Identification Number)	(IRS Employer Identification Number)	(IRS Employer Identification Number)

Gustav Mahlerlaan 10	c/o ABN AMRO North America Holding	c/o ABN AMRO North America Holding
1082 PP Amsterdam	Company	Company
The Netherlands	135 South LaSalle Street	135 South LaSalle Street
	Chicago, IL 60603	Chicago, IL 60603

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act	securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),	and is effective pursuant to General Instruction A.(d),
please check the following box. ☒	please check the following box. ☐

Securities Act registration statement file number to which this form relates: Reg. No. 333-104778

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

ABN AMRO Capital Funding Trust VII Preferred Securities	New York Stock Exchange
ABN AMRO Capital Funding LLC VII Preferred Securities*	New York Stock Exchange
Guarantee of ABN AMRO Holding N.V. with	New York Stock Exchange
respect to the Trust Preferred Securities*

*For listing purposes only, not for trading

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1: Description of Registrants’ Securities to be Registered

     The title of each class of securities to be registered are ABN AMRO Capital Funding Trust VII Preferred Securities, ABN AMRO Capital Funding LLC VII Preferred Securities, and Guarantees of Preferred Securities of ABN AMRO Capital Funding Trust VII. A description of each class of securities is set forth under the caption “Description of Trust Preferred Securities,” “Description of LLC Preferred Securities,” and “Description of Preferred Securities Guarantees”, respectively, in the prospectus included within the Registration Statement of ABN AMRO Capital Funding Trust VII, ABN AMRO Capital Funding LLC VII and ABN AMRO Holding N.V. on Form F-3, as amended (File No. 333-104778) (the “Registration Statement”), as supplemented by the information under the captions “Description of the Trust Securities”, “Description of the LLC Securities,” and “Description of the Guarantees and the Contingent Guarantee” contained in the prospectus supplement dated February 11, 2004 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which descriptions are incorporated by reference into this Registration Statement.

Item 2: Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

1	Form of Amended and Restated Trust Agreement of ABN AMRO Capital Funding Trust VII (including specimen trust preferred security certificate) (incorporated herein by reference to Exhibit 4.14 to the Registration Statement).

2	Form of Amended and Restated Limited Liability Company Agreement of ABN AMRO Capital Funding LLC VII (including specimen LLC preferred security certificate) (incorporated herein by reference to Exhibit 4.20 to the Registration Statement).

3	Form of Guarantee of ABN AMRO Holding N.V. with respect to the Trust Preferred Securities (incorporated by reference to Exhibit 4.21 to the Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO HOLDING N.V.

	By:	/s/ Rolf Smit

		Name:	Rolf Smit
		Title:	Executive Vice President

	By:	/s/ Arjo Blok

		Name:	Arjo Blok
		Title:	Executive Vice President
Date: February 13, 2004

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO CAPITAL FUNDING TRUST VII

	By:	LaSalle Funding LLC, as Depositor

	By:	/s/ J. Sirota

		Name:	J. Sirota
		Title:	Vice President
Date: February 13, 2004

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABN AMRO CAPITAL FUNDING LLC VII

	By:	ABN AMRO North America Holding Company, as Sole Member

	By:	/s/ J. Sirota

		Name:	J. Sirota
		Title:	Vice President
Date: February 13, 2004